UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 17, 2009

MODAVOX, INC.
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	333-57818	20-0122076
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W University Dr, Suite 231 Tempe, AZ 85281	85281-3291
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 553 5795

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

(a) On November 17, 2009, Modavox issued a Press Release in connection with the Patent Infringement Lawsuit Against Yahoo! Inc. A copy of this press release is furnished below in this form 8-K.

Modavox Files Patent Infringement Lawsuit Against Yahoo! Inc.

Complaint Filed in Northern District of California Seeks Preliminary and Permanent Injunctions, Monetary Damages, Enhanced Damages for Willful Infringement and other Remedies

NEW YORK and LOS ANGELES, November 17, 2009 -- Modavox, Inc. (OTCBB: MDVX), Internet broadcasting pioneer and holder of several patented technologies, yesterday filed a Complaint in the United States District Court for the Northern District of California, asserting two Causes of Action against Yahoo! for Patent Infringement related to Modavox-owned United States Patent No. 6,594,691 (“Method and System for Adding Function to a Web Page”) and United States Patent No. 7,269,636 (“Method and Code Module For Adding Function to a Web Page”).  Modavox’s Complaint specifically asserts that Yahoo! has operated a business for profit that uses Modavox’s technology claimed and described in the ‘691 and ‘636 Patents without having sought or received Modavox’s authorization to use its patented technology.

Nathaniel T. Bradley, Chief Technology & Product Officer at Modavox, stated, "Our patented technology is foundational to a specific targeted Internet advertising delivery method utilized by  the Yahoo! Advertising business and used previously by the targeted advertising delivery operation of Blue Lithium, purchased by Yahoo! in September, 2007. Third party expert analysis of Yahoo!’s systems, as well as our own internal studies, provide a substantial basis for our infringement contentions.”

David Shaub of Shaub and Williams LLP, Modavox's lead counsel in the case, stated, "The action has been filed after an extended investigation of the claims."

Modavox’s Complaint alleges that Modavox has suffered irreparable harm as a result of the alleged infringement and thus seeks preliminary and permanent injunctions against Yahoo! to prevent Yahoo! from making, using, selling and offering for sale any products or services which infringe the ‘691 or ‘636 Patents, or otherwise inducing or contributing to the alleged infringement.  Modavox’s Complaint also seeks monetary damages in an amount to be determined at trial, but in no event less than a reasonable royalty, to compensate Modavox for Yahoo!’s alleged infringement, as well as a finding that Yahoo!’s infringement was willful and deliberate, which finding could entitle Modavox to up to three-times actual damages.  The Complaint also seeks attorneys’ fees and Court costs, as well as any other remedies that the Court deems equitable and just.

About Shaub and Williams LLP

Shaub & Williams LLP is a business and intellectual property law firm, specializing in international transactions, located in Los Angeles, California, with an office in Silicon Valley and affiliated counsel in Chicago and Denver.

About Modavox

Modavox, Inc., the customized communications company, is a pioneer in Internet broadcasting, producing and syndicating online audio and video, offering innovative, effective, and comprehensive online tools for reaching targeted niche communities worldwide. Through patented Modavox technology, Modavox delivers content straight to desktops and Internet-enabled devices. Modavox provides managed access for live and on-demand Internet radio broadcasting, e-learning and rich media advertising. Modavox's Augme Mobile line of business, based in New York City, offers a comprehensive Web-based marketing platform that provides marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting mobile consumers (users of mobile phones and portable digital devices) through traditional print advertising channels. Augme Mobile's AD LIFE(TM) mobile marketing platform, as enhanced by Modavox technical assets, fulfills the advertiser's need to offer interactive multimedia mobile content, while simultaneously satisfying the consumer's desire for easier and more robust mobile connectedness. For more information, please visit www.modavox.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Modavox, Inc.
Media Relations
212-710-9376
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODAVOX, INC. (Registrant)
Date: November 17, 2009	By:	/s/ MARK SEVERINI
(Mark Severini, Chief Executive Officer)